    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996


          POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-02571


          POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO.  33-50543


           PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-14209

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                               ------------------
                               DUKE POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       NORTH CAROLINA                                                56-0205520
                  (STATE OF INCORPORATION)                              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            422 SOUTH CHURCH STREET
                      CHARLOTTE, NORTH CAROLINA 28242-0001
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  704-594-0887
                        (REGISTRANT'S TELEPHONE NUMBER)
                               ------------------

                          RICHARD J. OSBORNE                                              JOHN SPUCHES
          SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                             DEWEY BALLANTINE
                       422 SOUTH CHURCH STREET                                    1301 AVENUE OF THE AMERICAS
                 CHARLOTTE, NORTH CAROLINA 28242-0001                            NEW YORK, NEW YORK 10019-6092
                      TELEPHONE NO. 704-382-5159                                   TELEPHONE NO. 212-259-7700

         (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM            AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  AGGREGATE OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------
First and Refunding Mortgage Bonds; Debt Securities...   $1,000,000,000(1)(2)        $100(3)(4)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------


(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,000,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.

(2) Subject to footnote (1), there are being registered hereunder an indeterminate principal amount of First and Refunding Mortgage Bonds and an indeterminate principal amount of unsecured debt securities ("Debt Securities"), such Debt Securities to consist of an indeterminate principal amount of Senior Notes and an indeterminate principal amount of Subordinated Debentures, as may be sold at indeterminate prices, from time to time, by the Registrant.

(3) The minimum registration fee prescribed by Section 6(b) of the Securities Act of 1933 is being paid because, as explained below, the registration fee applicable for a maximum aggregate offering price of $1,000,000,000 of First and Refunding Mortgage Bonds has heretofore been paid.


(4) Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus which is part of this Registration Statement constitutes a combined Prospectus which also relates to Post-Effective Amendment No. 2 to Registration Statement No. 333-02571, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $700,000,000 (for which a registration fee of $241,381 was paid) remain unsold and to Post-Effective Amendment No. 3 to Registration Statement No. 33-50543, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $300,000,000 (for which a registration fee of $93,750 was paid) remain unsold. Each such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                             DATED OCTOBER 16, 1996

PROSPECTUS

                               DUKE POWER COMPANY
                       FIRST AND REFUNDING MORTGAGE BONDS

                                DEBT SECURITIES


     Duke Power Company (the "Company") may offer, from time to time, up to $1,000,000,000 aggregate principal amount of its First and Refunding Mortgage Bonds (the "New Bonds"), in one or more series, and its Debt Securities (the "Debt Securities"), consisting of Senior Notes (the "Senior Notes"), in one or more series, and Subordinated Debentures (the "Subordinated Debentures"), in one or more series, on terms to be determined at the time or times of sale. The New Bonds will be issued under, and secured by, a mortgage which constitutes a lien on substantially all of the properties and franchises of the Company. See "Description of the New Bonds." The Senior Notes and the Subordinated Debentures will be unsecured, and the indentures under which they are to be issued contain no limitations on the issuance by the Company of other indebtedness (whether secured or unsecured). The Senior Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debentures will be subordinated to all Senior Indebtedness (as hereinafter defined) of the Company. Certain series of Subordinated Debentures may also be subordinated to other series of Subordinated Debentures. See "Description of the Debt Securities."


     For each offering of New Bonds (the "Offered Bonds"), Senior Notes (the "Offered Notes") or Subordinated Debentures (the "Offered Debentures") (collectively, the "Offered Securities") for which this Prospectus is being delivered, there will be an accompanying Prospectus Supplement (the "Prospectus Supplement") that sets forth the specific designation, aggregate principal amount, maturity or maturities, rate or rates and times of payment of interest, sinking fund provisions, redemption terms and any other special terms of the Offered Securities, and any planned listing thereof on a securities exchange (although no assurance can be given as to the liquidity of, or the trading market for, any of the Offered Securities).

     The Company may sell the Offered Securities to or through underwriters or dealers, directly to other purchasers or through agents. The names of any underwriters, dealers or agents involved in the distribution of the Offered Securities, any applicable discounts, commissions or allowances, any initial public offering price and the proceeds to the Company from the sale of the Offered Securities will be set forth in the Prospectus Supplement. See "Plan of Distribution" herein.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission (the "Commission"). Information concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, as of particular dates, is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661, and Seven World Trade Center, 7th Floor, New York, N.Y. 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, where certain securities of the Company are listed. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference as of their respective dates of filing and shall be deemed to be a part hereof:

     - Annual report on Form 10-K for the year ended December 31, 1995.

     - Quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus and the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT HAS BEEN DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, DUKE POWER COMPANY, P.O. BOX 1005, CHARLOTTE, NORTH CAROLINA 28201-1005 (TELEPHONE NO. 704-382-3853 OR 800-488-3853
(TOLL-FREE)).

                                  THE COMPANY

     The Company is primarily engaged in the generation, transmission, distribution and sale of electric energy in the central portion of North Carolina and the western portion of South Carolina, comprising the area in both States known as the Piedmont Carolinas. Its service area, approximately two-thirds of which lies in North Carolina, covers about 20,000 square miles with an estimated population of 5,000,000 and includes a number of cities, of which the largest are Charlotte, Greensboro, Winston-Salem and Durham in North Carolina and Greenville and Spartanburg in South Carolina. The Company supplies electric service directly to approximately 1,800,000 residential, commercial and industrial customers in more than 200 cities, towns and unincorporated communities. Electricity is sold at wholesale to incorporated municipalities and to several public and private utilities. In addition, sales are made through contractual arrangements to former wholesale municipal or cooperative customers of the Company who had purchased portions of the Catawba Nuclear Station. The Company's wholly-owned subsidiary, Nantahala Power and Light Company, supplies electric service directly to approximately 53,000 mostly residential customers in five counties in western North Carolina. The Company is also engaged in a variety of diversified operations, most of which are organized in separate subsidiaries, through the Associated Enterprises Group ("AEG").

     For the twelve months ended June 30, 1996, the Company's operating revenues, including those of AEG, were $4.8 billion. The Company's executive offices are located in the Power Building, 422 South Church Street, Charlotte, North Carolina 28242-0001 (Telephone No. 704-594-0887).

                             RECENT FINANCIAL DATA
                (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)

     The following summary information has been selected from or is based upon the detailed information and financial statements incorporated by reference in this Prospectus and is qualified in its entirety by reference thereto and should be read together therewith.

                                                                         TWELVE MONTHS
                                                                        ENDED JUNE 30,
                                                                    -----------------------
                                                                       1996         1995
                                                                    ----------   ----------
    RESULTS OF OPERATIONS:
      Electric Revenues...........................................  $4,503,680   $4,250,639
      Net Income..................................................     724,425      676,056
      Earnings for Common Stock...................................     678,774      625,627
      Earnings Per Share of Common Stock..........................       $3.31        $3.06

                                                                      AS OF
                                                                     JUNE 30,
                                                                       1996             %
                                                                    ----------        -----
    CAPITAL STRUCTURE:
      Long-Term Debt..............................................  $3,649,199         39.5
      Preferred Stocks............................................     684,000          7.4
      Common Equity...............................................   4,902,628         53.1
                                                                    ----------        -----
              Total Capitalization................................  $9,235,827        100.0
                                                                     =========        =====
      Current Maturities of Long-Term Debt and
         Preferred Stocks and Short-Term Debt.....................  $  179,061

     The foregoing amounts with respect to the twelve months ended June 30, 1996 are unaudited but in the opinion of the Company include all adjustments necessary for a fair presentation of such amounts.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                     12 MONTHS
                                                       ENDED         YEAR ENDED DECEMBER 31,
                                                     JUNE 30,    --------------------------------
                                                       1996      1995   1994   1993   1992   1991
                                                     ---------   ----   ----   ----   ----   ----
    Ratio of Earnings to Fixed Charges.............     5.05     4.94   4.72   4.68   3.49   3.83

     For purposes of this ratio (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.

                                USE OF PROCEEDS

     Except as otherwise provided in the accompanying Prospectus Supplement, the Company expects to use the net proceeds from the sale of the Offered Securities
(a) to finance the construction of additions to the Company's electric plant facilities and the acquisition of nuclear fuel and (b) to purchase or redeem from time to time the Company's presently outstanding securities when such transactions will result in an overall cost savings to the Company.

                          DESCRIPTION OF THE NEW BONDS

     The New Bonds will be issued as one or more series of First and Refunding Mortgage Bonds (the "Bonds") under a First and Refunding Mortgage, dated as of December 1, 1927 (the "Bond Indenture"), from the Company to The Chase Manhattan Bank, as successor Trustee (the "Trustee"), as supplemented and amended and as to be supplemented by one or more supplemental indentures relating to the New Bonds, copies of which are filed as exhibits to the Registration Statement. The Bond Indenture, as heretofore supplemented and amended and as to be supplemented by said supplemental indenture or indentures, is hereinafter called the "Mortgage". The statements under this heading do not purport to be complete, are subject to the detailed provisions of, and are qualified in their entirety by reference to, the Mortgage and are summaries which make use of terms defined in the Mortgage.

GENERAL

     Unless otherwise provided in the applicable Prospectus Supplement, the New Bonds will be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof and will be exchangeable for a like aggregate principal amount of New Bonds of other authorized denominations of the same series. No charge will be made for any transfer or exchange of the New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge incident thereto. Transfers and exchanges of the New Bonds may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

INTEREST, MATURITY AND PAYMENT

     See the accompanying Prospectus Supplement.

REDEMPTION

     See the accompanying Prospectus Supplement.

REPLACEMENT FUND

     The Company is required to deposit with the Trustee annually, for a Replacement Fund, the sum of the replacement requirements (as defined) for all years beginning with 1949 and ending with the last calendar year preceding the date of the deposit, after deducting therefrom (1) the aggregate original cost of all fixed property (electric) retired during such period, which amount shall not exceed the aggregate of the gross amounts of additional property (electric) acquired or constructed by the Company during the same period; and (2) the aggregate amount of cash theretofore deposited by the Company with the Trustee, or which would have been required to be so deposited except for permitted reductions, under the Replacement Fund.

     The "replacement requirement" in respect of any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) as at the beginning and end of such year but shall not exceed the depreciation or retirement charges permitted by any governmental authority, or the amount deductible as depreciation or similar expense for Federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385, plus the aggregate gross amount of all depreciable additional property (electric) acquired or constructed by the Company from January 1, 1949 to the date as of which such amount is determined, exceeds the original cost of all depreciable fixed property (electric) retired during such period or released from the lien of the Mortgage.